Exhibit 99.1

Minerva Surgical, Inc. Third Quarter 2021 Financial Results

Santa Clara, CA - December 2, 2021 - Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a medical device company that develops therapeutic devices that treat abnormal uterine bleeding in a minimally invasive manner, today reported financial results for the third quarter ended September 30, 2021 and provided full-year 2021 revenue guidance.

Recent Business Highlights

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Reported third quarter 2021 revenues of $12.5M, compared with revenues of $12.3M in third quarter of 2020.
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Reported revenue of $38.5 million for the nine-month period ended September 30, 2021 representing a 58.8% increase compared to $24.2 million for the same period in 2020.
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Successfully closed the Company’s initial public offering on October 26, 2021, with net cash proceeds to the Company of $69.8M.
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In October 2021, refinanced its remaining outstanding debt with a new $40 million term loan facility, substantially reducing its net interest costs over the next five years.
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Continued the expansion of the U.S. sales team to accelerate growth in 2022.
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Launched AUBandME.com, a patient educational website for the estimated 18 million women in the U.S. suffering from heavy menstrual bleeding.

“I’m really proud of our team’s performance in growing our account base in the third quarter, despite the challenging macro environment,” said David M. Clapper, Minerva Surgical’s Chief Executive Officer. “With our IPO proceeds in hand and our sales momentum building, we feel well-positioned to execute on driving growth as hospitals and out-patient surgery centers fully reopen for elective procedures.”

Third Quarter 2021 Financial Results

For the third quarter of 2021, Minerva Surgical generated revenue of $12.5 million, with a gross margin of 57.0% and a net loss of $3.2 million compared to revenue of $12.3 million, with a gross margin of 53.4% and a net loss of $7.3 million for the three months ended September 30, 2020. The increase in revenue was primarily attributable to the increase in volume of Genesys HTA and Symphion products, partially offset by a decrease in revenue for Minerva Surgical ES products. The increase in gross margin was primarily due to the mix of products sold in the quarter.

Year-to-date revenue increased by $14.2 million, or 58.8%, to $38.5 million during the nine months ended September 30, 2021, compared to $24.2 million during the nine months ended September 30, 2020. The increase was driven both by the acquisition of Boston Scientific Corporation’s intrauterine health assets in May 2020, and net account growth from cross-selling activities.

Net loss in the third quarter of 2021 was $3.2 million, or $1.15 per share attributable to common stockholders, basic and diluted, compared to a net loss of $7.3 million, or $7.33 per share, for the same period in 2020.

As of September 30, 2021 and prior to the Company's initial public offering (IPO), cash and cash equivalents totaled to $6.1 million.

Financial Outlook for Fiscal Year 2021

Minerva Surgical expects full year 2021 revenue in the range of $51.0 to $52.0 million.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA as net loss excluding depreciation and amortization, interest expense and income tax benefit. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses, bargain purchase gain, loss on extinguishment of long-term debt and convertible promissory notes, gain on extinguishment of PPP loan, change in fair value of redeemable convertible preferred stock warrant liability, change in fair value of contingent consideration liability and change in fair value of derivative liabilities. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating (income) loss, net (income) loss and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, a recovery in the number of procedures performed, and the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, guidance for full year 2021, commercial momentum, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Minerva Surgical’ s Quarterly Report on Form 10-Q filing made with the U.S. Securities and Exchange Commission (SEC) on or about December 2, 2021, which will be available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical, Inc. is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. Minerva Surgical, Inc. has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of abnormal uterine bleeding (AUB) in most uterine anatomies. The Company’s solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:

Media/Press: Mike Clapper– mike.clapper@minervasurgical.com

Investors: Caroline Corner- caroline.corner@westwicke.com

Minerva Surgical, Inc.
Condensed Balance Sheets (unaudited)
(In thousands, except share and per share amounts)	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$6,128	$17,359
Restricted cash, current	7,283	7,203
Accounts receivable, net	6,758	8,379
Inventory	14,960	10,201
Prepaid expenses and other current assets	4,740	2,279
Total current assets	39,869	45,421
Restricted cash, net of current portion	524	604
Intangible assets, net	37,005	43,141
Property and equipment, net	3,791	2,880
Total assets	$81,189	$92,046
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current Liabilities:
Accounts payable	$8,451	$3,506
Accrued compensation	2,859	2,889
Accrued liabilities	11,377	10,204
Contingent consideration liability, current	15,919	—
Delayed cash purchase consideration	15,000	15,000
Current portion of long-term debt	12,659	1,668
Total current liabilities	66,265	33,267
Redeemable convertible preferred stock warrant liability	577	42
Long-term debt	18,222	29,423
Convertible notes (includes $62.5 million at September 30, 2021 and $46.5 million at December 31, 2020, respectively, attributable to related parties)	88,960	66,196
Derivative liabilities (includes $14.4 million at September 30, 2021 and $23.6 million at December 31, 2020, respectively, attributable to related parties)	22,764	38,007
Contingent consideration liability, net of current portion	8,528	23,667
Total liabilities	205,316	190,602
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock, $0.001 par value, 121,732,397 shares authorized as of September 30, 2021 and December 31, 2020; 12,397,838 shares issued and outstanding as of September 30, 2021 and December 31, 2020; liquidation value of $136,168 as of September 30, 2021 and December 31, 2020	123,255	123,255
Stockholders’ deficit:
Common stock, $0.001 par value, 144,406,928 shares authorized as of September 30, 2021 and December 31, 2020; 3,149,777 and 1,192,299 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	1
Additional paid-in capital	12,968	6,269
Accumulated other comprehensive income	11	11
Accumulated deficit	(260,364)	(228,092)
Total stockholders’ deficit	(247,382)	(221,811)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$81,189	$92,046

Minerva Surgical, Inc.
Condensed Statements of Operations (unaudited)
(In thousands, except share and per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues	$12,506	$12,280	$38,458	$24,219
Cost of goods sold	5,373	5,725	15,760	13,284
Gross profit	7,133	6,555	22,698	10,935
Operating expenses
Sales and marketing	7,919	6,722	22,883	16,205
General and administrative	3,987	1,804	18,115	5,888
Research and development	1,367	1,200	4,191	2,151
Total operating expenses	13,273	9,726	45,189	24,244
Loss from operations	(6,140)	(3,171)	(22,491)	(13,309)
Interest income	—	—	—	80
Interest expense (includes $1.3 million to related parties in three months ended September 30, 2021 and 2020 and $4.2 million and $3.2 million to related parties in nine months ended September 30, 2021 and 2020, respectively)	(3,611)	(3,293)	(10,663)	(8,714)
Change in fair value of derivative liabilities	23,383	(859)	15,243	9,201
Bargain purchase gain	—	—	—	643
Loss on extinguishment of convertible notes	(16,853)	—	(16,853)	—
Gain on extinguishment of PPP loan	—	—	3,036	—
Other income (expense), net	(4)	(1)	(544)	75
Net loss before income taxes	(3,225)	(7,324)	(32,272)	(12,024)
Income tax benefit	—	—	—	132
Net Loss	$(3,225)	$(7,324)	$(32,272)	$(11,892)
Net loss per share attributable to common stockholders, basic and diluted	$(1.15)	$(7.33)	$(15.04)	$(12.56)
Weighted-average shares used in computing net loss per share, basic and diluted	2,798,146	999,091	2,145,733	946,576

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except percentage figures)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Net Loss	$(3,225)	$(7,324)	$(32,272)	$(11,892)
Depreciation and amortization	2,614	2,554	7,948	4,415
Interest (income) expense	3,611	3,293	10,663	8,634
Income tax benefit	—	—	—	(132)
EBITDA	$3,000	$(1,477)	$(13,661)	$1,025
EBITDA margin	24.0%	(12.0%)	(35.5%)	4.2%
Net loss margin	(25.8%)	(59.6%)	(83.9%)	(49.1%)
Adjustments:
Bargain purchase gain	—	—	—	(643)
Loss on extinguishment of convertible notes	16,853	—	16,853	—
Gain on extinguishment of PPP loan	—	—	(3,036)	—
Stock-based compensation expense	1,075	205	5,684	754
Change in fair value of redeemable convertible preferred stock warrant liability	3	(1)	535	(34)
Change in fair value of contingent consideration liability	(137)	—	780	—
Change in fair value of derivative liabilities	(23,383)	859	(15,243)	(9,201)
Adjusted EBITDA	$(2,589)	$(414)	$(8,088)	$(8,099)
Adjusted EBITDA margin	(20.7%)	(3.4%)	(21.0%)	(33.4%)